Press Release

iCAD Reports Second Quarter 2006 Operating Results

NASHUA, New Hampshire - July 27, 2006 - iCAD®, Inc. (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today announced financial results for its fiscal 2006 second quarter ended June 30, 2006.

The Company reported sales for the 2006 second quarter of $3.9 million as compared to $4.2 million for the same quarter of 2005. Gross margin for the second quarter was 78% compared to 76% in the prior-year second quarter. Net loss for the second quarter was ($2,558,299), or ($0.07) per share, compared to net loss of ($1,083,662), or ($0.03) per share, in the prior-year second quarter. Recruiting costs, severance and related separation costs of approximately $1,200,000, associated principally with the Company’s transition to new management, contributed significantly to the current quarter loss. Additionally, stock based compensation of approximately $286,000 was recorded.

For the first six months ended June 30, 2006, sales were $8.2 million as compared to $10.2 million for the same period of the prior year. Gross margin for the first six months was 79% compared to 78% in prior-year six months. Net loss for the first six months of 2006 was ($4,164,193), or ($0.11) per share, as compared to a net loss of ($441,733), or ($0.01) per share, in the prior-year six months.

Sales of the iCAD’s digital solutions rose 43% compared to the same quarter of 2005. Additionally, sales of the Company’s TotalLook® product which digitizes prior mammography films for comparison with digital images have grown 100% since its introduction in Q4 of 2005 and grew sequentially 77% over Q1 of 2006. Service revenues realized growth in excess of 100% compared with the same quarter in 2005 and grew sequentially 15% over Q1 of 2006. Significantly offsetting this progress was the decline of the analog CAD business which saw a 44% decrease in revenues compared with the same quarter of 2005, reflecting a change in the overall mammography business which is rapidly adopting digital technology.

“Q2 has been a quarter that reflects significant transition for iCAD,” stated Ken Ferry, iCAD’s President and CEO. “The Company transitioned a new executive management team and successfully resolved arbitration with our principal competitor. At the same time, we saw a dramatic change in the competitive landscape with the acquisition of R2 Technology, Inc. by Hologic, Inc.”

“We are encouraged by the market and competitive dynamics that are increasing the demand for iCAD’s digital solutions. We believe we are in a strong position to capitalize on the rapid transition our customers are making from analog to digital mammography systems and believe our new organization is making substantial progress in positioning the Company for future success.”

iCAD’s management will host a conference call today at 11am ET. Shareholders and other interested parties may participate by dialing +1 866 277 1182 (domestic) or +1 617 597 5359 (international) and entering passcode 38515264, a few minutes before the start of the conference call. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com or www.icadmed.com.
A replay of the conference call will be accessible two hours after its completion through August 3, 2006 by dialing +1 888 286 8010 (domestic) or +1 617 801 6888 (international) and entering passcode 81736035. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan’s Growth Strategy Leadership award, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. iCAD is entrusted with the task of early cancer detection by almost one thousand women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD is a registered trademarks of iCAD, Inc.

For iCAD investor relations, contact Kevin McGrath of Cameron Associates at +1 212 245 4577 or via email at kevin@cameronassoc.com.

iCAD, INC.

Consolidated Statements of Operations
(unaudited)

	Three Months June 30,		Six Months June 30,
	2006	2005	2006	2005

Sales	$3,869,693	$4,231,104	$8,243,343	$10,238,711
Cost of sales	837,408	1,015,364	1,756,287	2,288,937
Gross margin	3,032,285	3,215,740	6,487,056	7,949,774
Operating expenses:
Engineering and product development	1,265,196	985,408	2,584,394	2,001,456
General and administrative	2,435,385	1,453,152	4,184,438	2,675,360
Marketing and sales	1,869,042	1,846,474	3,854,729	3,597,440
Total operating expenses	5,569,623	4,285,034	10,623,561	8,274,256

Income (loss) from operations	(2,537,338)	(1,069,294)	(4,136,505)	(324,482)

Interest expense - net	20,961	14,368	27,688	47,251

Net income (loss) before provision for income taxes	(2,558,299)	(1,083,662)	(4,164,193)	(371,733)

Provision for income taxes	-	-	-	70,000

Net income (loss)	$(2,558,299)	$(1,083,662)	$(4,164,193)	$(441,733)

Preferred dividend	30,771	30,771	61,203	61,203

Net income (loss) available to common stockholders	$(2,589,070)	$(1,114,433)	$(4,225,396)	$(502,936)

Net income (loss) per share
Basic	$(0.07)	$(0.03)	$(0.11)	$(0.01)
Diluted	$(0.07)	$(0.03)	$(0.11)	$(0.01)

Weighted average number of shares used
in computing income (loss) per share
Basic	36,879,445	33,872,955	36,871,460	33,790,603
Diluted	36,879,445	35,424,384	36,871,460	33,790,603

iCAD, INC.

Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$3,452,580	$4,604,863
Trade accounts receivable, net of allowance for doubtful accounts of $432,000 in 2006 and $450,000 in 2005	1,599,460	3,958,392
Inventory	3,767,943	2,517,467
Prepaid and other current assets	332,175	176,133
Total current assets	9,152,158	11,256,855

Property and equipment:
Equipment	3,316,331	3,038,344
Leasehold improvements	120,012	120,012
Furniture and fixtures	152,083	149,803
	3,588,426	3,308,159
Less accumulated depreciation and amortization	1,894,736	1,523,724
Net property and equipment	1,693,690	1,784,435

Other assets:
Patents, net of accumulated amortization	185,457	224,519
Technology intangibles, net of accumulated amortization	4,039,967	4,348,008
Tradename, distribution agreements and other, net of accumulated amortization	286,167	398,733
Goodwill	43,515,285	43,515,285
Total other assets	48,026,876	48,486,545
Total assets	$58,872,724	$61,527,835

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,532,110	$4,250,574
Accrued interest	47,151	48,167
Accrued salaries and other expenses	1,383,948	1,868,736
Deferred revenue	684,311	499,279
Current maturities of note payable	1,125,000	1,500,000
Total current liabilities	6,772,520	8,166,756

Loans payable to related party	2,758,906	258,906
Note payable, less current maturities	-	375,000
Accrued salaries and other expenses	292,800	-
Total liabilities	9,824,226	8,800,662

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, $ .01 par value: authorized 1,000,000 shares; issued and outstanding 6,295 in 2006 and 6,374 in 2005, with an aggregate liquidation value of $1,660,000 and $1,739,000 plus 7% annual dividend, in 2006 and 2005, respectively.	63	64
Common stock, $ .01 par value: authorized 50,000,000 shares; issued 36,970,761 in 2006 and 36,931,261 shares in 2005; outstanding 36,902,885 in 2006 and 36,863,385 shares in 2005	369,707	369,312
Additional paid-in capital	131,266,554	130,781,430
Accumulated deficit	(81,637,562)	(77,473,369)
Treasury stock at cost (67,876 common shares)	(950,264)	(950,264)
Total stockholders' equity	49,048,498	52,727,173
Total liabilities and stockholders' equity	$58,872,724	$61,527,835